 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2017

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 7, 2017, Amyris, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) to vote on the following proposals:

•	Approval of the issuance of shares of the Company’s common stock upon the conversion of shares of preferred stock and the exercise of warrants issued in securities offerings completed in May 2017 in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d) (“Proposal 1”).

•	Approval of the issuance of shares of the Company’s common stock, including shares of the Company’s common stock issuable upon the conversion of shares of preferred stock and the exercise of warrants, to be sold in additional securities offerings of up to $75 million in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d) (“Proposal 2”).

Proposal 1 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
171,856,267	2,088,888	393,937	--

Proposal 2 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
171,622,381	2,155,488	561,223	--

No further business was brought before the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: July 10, 2017	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer